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                                                                   EXHIBIT 10.12

                              SECOND AMENDMENT TO
                                EEX CORPORATION
                           DEFERRED COMPENSATION PLAN

     WHEREAS, EEX CORPORATION (the "Corporation")has heretofore adopted and currently maintains the EEX CORPORATION DEFERRED COMPENSATION PLAN, as amended (the "Plan"), for the benefit of its eligible employees; and

     WHEREAS, the Corporation desires to amend the Plan;

     NOW, THEREFORE, the Plan shall be amended as follows, effective as of December 1, 1998:

     1.  Section 1.1(m) of the Plan shall be amended to read as follows:

            (m) "Eligible Employee" means any management or highly compensated employee of an Employer selected and notified by the Administrative Committee, in its sole discretion, prior to the beginning of the Election Period for each Plan Year. Notwithstanding any provision herein to the contrary, an individual who has become an Eligible Employee shall cease to be entitled to defer compensation hereunder effective as of any date designated by the Administrative Committee. Any such Administrative Committee action shall be communicated to the affected individual prior to the effective date of such action.

     2.   As amended hereby, the Plan is specifically ratified and reaffirmed.

     EXECUTED this 8th day of December, 1998.

                                    EEX CORPORATION



                                    By:  /s/ Thomas M Hamilton
                                       --------------------------------------
                                       Thomas M Hamilton
                                       Chairman and President, Chief Executive
                                       Officer